EXHIBIT 4(b)

                        Certificate of Amendment to the
                   Amended Articles of AirNet Systems, Inc.
                     as filed with Ohio Secretary of State
                                on May 28, 1996


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                           CERTIFICATE OF AMENDMENT
                           TO THE AMENDED ARTICLES
                                      OF
                             AIRNET SYSTEMS, INC.


            The undersigned hereby certify that they are the duly elected, qualified and acting Vice President, Corporate Development, and Secretary, respectively, of AirNet Systems, Inc., an Ohio corporation (the "Company"); that the resolution, attached hereto as Annex 1 and incorporated herein by this reference, approving an amendment to the Company's Amended Articles eliminating the right of the shareholders of the Company to vote cumulatively in the election of directors, was duly adopted, after having received the written notice required by Section 1701.69(B)(10)(b) of the Ohio Revised, by all of the shareholders of the Company in an action in writing without a meeting pursuant to Section 1701.54 of the Ohio Revised Code, effective on May 28, 1996.
            IN WITNESS WHEREOF, the undersigned Vice President, Corporate Development, and Secretary of AirNet Systems, Inc., acting for and on behalf of said corporation, have hereunto set their hands this 28th day of May, 1996.

                                     /s/ Donald D. Strench
                                     -----------------------------------------
                                         Donald D. Strench, Vice President,
                                         Corporate Development


                                     /s/ William R. Sumser
                                     -----------------------------------------
                                         William R. Sumser, Secretary

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                                  Annex 1 to
                           Certificate of Amendment
                                      of
                             AirNet Systems, Inc.


            RESOLVED, that the Amended Articles of the Company be amended in order to eliminate the right of the shareholders of the Company to vote cumulatively in the election of directors by adding Article NINTH in the following form:

                  NINTH: Shareholders of the corporation shall not have the right to vote cumulatively in the election of directors after the filing with the Ohio Secretary of State of a Certificate of Amendment to the Company's Amended Articles reflecting the adoption of this Article NINTH.

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